Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

AMAG PHARMACEUTICALS, INC.

at

$13.75 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated October 15, 2020

by

COVIS MERGERCO INC.

a wholly owned subsidiary of

COVIS GROUP S.À R.L.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 12, 2020 (ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON NOVEMBER 12, 2020) UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

October 15, 2020

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated October 15, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted under the Merger Agreement described below, collectively constitute the “Offer”), relating to the offer by Covis Mergerco Inc., a Delaware corporation (the “Offeror”) and an indirect wholly owned subsidiary of Covis Group S.à r.l., a Luxembourg private limited liability company (“Parent”), to purchase all of the issued and outstanding shares of common stock par value $0.01 per share (the “Shares”), of AMAG Pharmaceuticals, Inc., a Delaware corporation (“AMAG” or the “Company”), at a price of $13.75 per Share, net to the holder thereof, payable in cash (the “Offer Price”), without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer. Parent and the Offeror are controlled by certain equity funds managed by Apollo Management IX, L.P. Also enclosed is AMAG’s Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF AMAG (THE “AMAG BOARD”) UNANIMOUSLY RECOMMENDS THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES IN THE OFFER.

We or our nominees are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1. The Offer Price is $13.75 per Share, net to the holder thereof, payable in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

2. The Offer is being made for all issued and outstanding Shares.

3. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of October 1, 2020, by and among AMAG, Parent, Offeror, and (solely with respect to certain sections thereof) Covis Finco S.à r.l., the direct parent company of Parent (the “Debt Financing Borrower”) (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, the Offeror will merge with and into AMAG, with AMAG (the “Surviving Corporation”) surviving as a wholly owned indirect subsidiary of Parent (the “Merger”). Parent, the Offeror and the Debt Financing Borrower are controlled by certain equity funds managed by Apollo Management IX, L.P.

At the effective time of the Merger (the “Effective Time”), each outstanding Share (other than Shares owned by AMAG as treasury stock, Shares owned by Parent or Offeror, in each case immediately before the Effective Time, and Shares owned by any stockholders who have properly exercised their appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)) will be canceled and automatically converted into and will thereafter represent only the right to receive an amount in cash equal to the Offer Price, without interest, and subject to any required withholding tax, payable to the holder of that outstanding Share upon surrender of the certificate formerly representing that Share (or compliance with the procedures described in the Offer to Purchase for book-entry transfer), together with a properly completed and duly executed Letter of Transmittal (or, with respect to Eligible Institutions (as defined in the Offer to Purchase), a manually executed facsimile thereof), in accordance with the procedures set forth in the Offer to Purchase and the Letter of Transmittal. The Offer, the Merger and the other transactions contemplated by the Merger Agreement, but excluding, in any event, the Financing (as defined in Section 12—“Sources and Amount of Funds” of the Offer to Purchase), are collectively referred to as the “Transactions.”

4. The AMAG Board has unanimously (a) approved, adopted and declared advisable the Merger Agreement and the Transactions contemplated thereby, including the Offer and the Merger, (b) determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are in the best interests of AMAG and its stockholders, (c) agreed that the Merger Agreement will be effected under Section 251(h) of the DGCL and (d) resolved to recommend that the stockholders of AMAG accept the Offer and tender their Shares to the Offeror pursuant to the Offer.

5. The Offer is not subject to a financing condition. The obligation of the Offeror to accept for payment and pay for Shares validly tendered (and not withdrawn) pursuant to the Offer is subject to the conditions set forth in

Section 13—“Conditions of the Offer” of the Offer to Purchase (collectively, the “Offer Conditions”). Among the Offer Conditions is the Minimum Condition (as defined in the Offer to Purchase). See Section 13—“Conditions of the Offer” of the Offer to Purchase.

6. The Offer will expire at 12:00 midnight, New York City time, on November 12, 2020 (one minute after 11:59 P.M. New York City time on November 12, 2020), unless the Offer is extended by the Offeror. Previously tendered Shares may be withdrawn at any time until the Offer has expired, and if not previously accepted for payment at any time, after December 14, 2020, pursuant to SEC (as defined in the Offer to Purchase) regulations.

7. Any transfer taxes applicable to the sale of Shares to the Offeror pursuant to the Offer will be paid by the Offeror, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

Instruction Form with respect to the

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

AMAG PHARMACEUTICALS, INC.

at

$13.75 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated October 15, 2020

by

COVIS MERGERCO INC.

a wholly owned subsidiary of

COVIS GROUP S.À R.L.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 15, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted therein, collectively constitute the “Offer”), relating to the offer by Covis Mergerco Inc., a Delaware corporation (the “Offeror”) and an indirect wholly owned subsidiary of Covis Group S.à r.l., a Luxembourg private limited liability company (“Parent”), to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”), of AMAG Pharmaceuticals, Inc., a Delaware corporation (“AMAG” or the “Company”, at a price of $13.75 per Share, net to the holder thereof, payable in cash, without interest thereon and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer.

The undersigned hereby instruct(s) you to tender to the Offeror the number of Shares indicated below (or if no number is indicated, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on the undersigned’s behalf will be determined by the Offeror in its sole discretion.

Account Number: Number of Shares to Be Tendered

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:

SIGN BELOW

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Please return this form to the broker, dealer, commercial bank, trust company or other nominee maintaining your account.

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